CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of U.S. Restaurant Properties Master L.P. on Form S-3 of our report dated May 28, 1997, on our audit of the Statement of Revenues and Direct Operating Expenses Applicable to Seventy-Five Arby's Restaurant Properties Acquired by U.S. Restaurant Properties Master L.P. for the year ended December 28, 1996.
We also  consent  to the  reference  to our firm under the  caption
"Experts".


                                                   COOPERS & LYBRAND L.L.P.



Atlanta, Georgia
August 18, 1997